UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 20, 2019

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CALIFORNIA 95054
(Address of principal executive offices) (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 20, 2019, eHealth, Inc., (the “Company”) via its wholly-owned subsidiary, eHealthInsurance Services, Inc. entered into an Amendment No. 3 to Lease (the “Lease Amendment”) with SLC Lake Pointe SPE LLC (“Landlord”) to amend the Office Lease dated May 7, 2012, as amended (the “Lease”) relating to the Company’s office space in Utah. The Lease Amendment provides for the expansion of the premises by approximately 12,898 rentable square feet (the “2019 Expansion Space”) and the extension of the term of the Lease. Upon inclusion of the 2019 Expansion Space, the Company will lease approximately 41,813 rentable square feet of office space (the “Premises”) from Landlord. The term of the Lease for the 2019 Expansion Space is expected to commence on May 1, 2019 (the “2019 Expansion Space Commencement Date”) and run conterminous with the term of the Lease for the existing space. The Lease Amendment extends the term of the Lease with respect to the entire Premises to the last day of the month that is eighty-four (84) months after the 2019 Expansion Space Commencement Date, or an estimated lease expiration date of April 30, 2026. The total base rent beginning on the 2019 Expansion Space Commencement Date through the term of the Lease is expected to be $7,169,218. In addition to a monthly base rent, the Company will continue pay to the Landlord as additional rent its proportionate share of certain operating expenses, insurance costs and taxes for each calendar year during the term of the Lease. Notwithstanding the foregoing, the Company has the right to terminate the Lease on the last day of the month that is sixty (60) months after the 2019 Expansion Space Commencement Date, provided the Company provides written notice to Landlord no later than the last day of the month that is forty-eight (48) months after the 2019 Expansion Space Commencement Date. In addition, the Company has an option to extend the Lease for one additional period of five (5) years at the end of the term of the Lease. As an inducement to enter into the Lease Amendment, the Landlord also agreed to provide the Company with an improvement allowance in the amount of up to $257,960 to pay for the cost of improvements to the 2019 Expansion Space and to abate the base rent for the 2019 Expansion Space for four months.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to Lease, dated March 20, 2019, between SLC Lake Pointe SPE LLC and eHealthInsurance Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 26, 2019	/s/ Derek N. Yung Derek N. Yung SVP, Chief Financial Officer